Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

Investor contact: Derek Fiebig

(954) 769-7342

fiebigd@autonation.com

AUTONATION ANNOUNCES

PRICING OF $400 MILLION AGGREGATE

PRINCIPAL AMOUNT OF SENIOR NOTES

FORT LAUDERDALE, Fla. (March 31, 2010) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, announced today the pricing of $400.0 million aggregate principal amount of senior unsecured notes (the “Notes”) due 2018 at 6.75%. The Notes will be issued at 98.488% of the aggregate principal amount, representing a yield to maturity of 7.0%.

The Company intends to use the net proceeds from this offering of the Notes to pay the consideration required in connection with the Company’s cash tender offers, and related consent solicitations, for any and all of its outstanding Floating Rate Notes due 2013 and 7% Senior Notes due 2014, including any applicable accrued and unpaid interest on such notes, to reduce borrowings under the term loan facility of the Company’s existing credit agreement, to pay transaction fees and expenses and for general corporate purposes.

Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering, with Comerica Securities, Inc., SunTrust Robinson Humphrey Inc., Santander Investment Securities Inc., Fifth Third Securities, Inc., Mizuho Securities USA Inc. and Mitsubishi UFJ Securities (USA), Inc. acting as co-managers.

The senior unsecured notes are being offered solely by means of a prospectus supplement and accompanying prospectus, which has been filed with the SEC. A copy of the prospectus for the offering may be obtained on the SEC’s website, www.sec.gov. Alternatively, you may request it by contacting Banc of America Securities LLC, Attention: Prospectus Department, One Bryant Park, New York, NY, 10036 (phone: 800-294-1322 and e-mail: dg.prospectus_distribution@bofasecurities.com), J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11425, Attention: Prospectus Library (Tel: 718-242-8002 or 866-430-0686) or Wells Fargo Securities, LLC, 301 S College St, 6th Floor, Charlotte, NC 28202, Attention: High Yield Syndicate, 704-715-7035.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and shall not constitute an offer, solicitation or sale in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

In addition, this news release does not constitute an offer to buy or the solicitation of an offer to sell the Company’s Floating Rate Notes due 2013 or 7% Senior Notes due 2014. The offers and the consent solicitations are being made only pursuant to the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials previously distributed to noteholders. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials because they contain important information, including the various terms of and conditions to the offers and the consent solicitation.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and has been named America’s Most Admired Automotive Retailer by FORTUNE Magazine five times. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 249 new vehicle franchises in 15 states. For additional information, please visit www.autonation.com or corp.autonation.com/investors.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Our forward-looking statements reflect our current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; our ability to complete planned transactions; assumptions and expectations relating to financial covenants contained in our debt agreements; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.